Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Campus Crest Communities, Inc.

We consent to the use of our reports dated February 26, 2013, with respect to the consolidated balance sheets of Campus Crest Communities, Inc. and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive income (loss), and changes in equity (deficit) of Campus Crest Communities, Inc. and subsidiaries for the years ended December 31, 2012 and 2011 and for the period from October 19, 2010 (commencement of operations) through December 31, 2010, the related combined statements of operations and comprehensive income (loss), and changes in equity (deficit) of Campus Crest Communities Predecessor for the period from January 1, 2010 through October 18, 2010, the related consolidated statements of cash flows of Campus Crest Communities, Inc. and subsidiaries for the years ended December 31, 2012 and 2011, the related combined statement of cash flows of Campus Crest Communities, Inc. and subsidiaries and Campus Crest Communities Predecessor for the year ended December 31, 2010, the related financial statement Schedule III of Campus Crest Communities, Inc. as of December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, all included in Campus Crest Communities, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission, and of our report dated February 26, 2013, with respect to the combined consolidated statement of revenues and certain expenses of Copper Beech Townhome Communities Portfolio for the year ended December 31, 2012, included in Campus Crest Communities, Inc.’s Form 8-K filed with the Securities and Exchange Commission on February 27, 2013, all of which are incorporated by reference in the Registration Statement on Form S-3 and related Prospectus of Campus Crest Communities, Inc. for the registration of common stock, preferred stock, debt securities, depositary shares, rights and warrants, and to the reference to our firm under the heading “Experts” in the Registration Statement and related Prospectus. Our report on the Copper Beech Townhome Communities Portfolio refers to the fact that the combined consolidated statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission, as described in Note 2 to the combined consolidated statement of revenues and certain expenses, and it is not intended to be a complete presentation of the Copper Beech Townhome Communities Portfolio’s revenues and expenses.

/s/ KPMG LLP

Charlotte, North Carolina

June 3, 2013